Exhibit 99.1

Logiq Appoints Tech Industry Veteran, Lea Hickman, to Board of Directors

New York, NY – January 7, 2021 – Logiq, Inc. (OTCQX: LGIQ), a global provider of award-winning eCommerce and fintech solutions, has appointed Lea Hickman to its board of directors. As an independent director, her appointment increases the board to eight members, with five serving independently.

Hickman is a seasoned technology product strategist with more than 25 years’ experience building and executing go-to-market strategies. She brings to Logiq an extensive record in successful strategy execution while serving in several senior level positions at top technology companies.

She presently serves as a partner at Silicon Valley Product Group, a global product consulting firm where she advises major tech companies and executives. She was previously vice president of product at InVision, a digital product design platform for creating superior customer experiences. She was responsible for establishing the product management structure and best practices for the collaborative design platform.

Before InVision, Hickman was the vice president of consumer business at Adobe Systems, where she was responsible for more than $200 million in business and 20 million Adobe users. At Adobe, she also led product management for all design, web and interactive tools, including Dreamweaver, Flash, InDesign and Illustrator. These products comprised a portfolio totaling $1.2 billion. She developed Adobe’s Creative Cloud concept, which became the driving force that transformed Adobe from a boxed software to one of the industry’s most successful SaaS business models.

“We believe Lea’s wealth of knowledge and global industry experience working with Silicon Valley companies will prove to be extremely beneficial to Logiq as we further develop and execute our go-to-market strategies,” noted Logiq’s CEO, Tom Furukawa. “We have arrived at a critical inflection point in our evolution, especially after acquiring Fixel AI and recently launching a major state-backed micro-lending program in Indonesia. We expect Lea to play an instrumental role in guiding our go-to market strategies as we continue to evolve into a leading global innovator of data-driven consumer intelligence and marketing technology platform. I’m excited to have her on board.”

Prior to Adobe, Hickman was as a senior director of market development at Macromedia and assisted the company in defining go-to market strategies for its emerging, high growth businesses. She also served as vice president of marketing at Catapulse, which was later acquired by Rational Software, where she was responsible for all corporate and marketing functions. She earlier served as the director of product management at Netscape, where her successful repositioning of the product drove annual revenue growth from $12 million to $32 million in one year.

“I’m excited to join Logiq at this pivotal time in its growth and product development,” said Hickman. “The company’s current transition to a data-driven consumer and intelligence marketing company allows it to address the challenges facing the continuously changing landscape of the digital marketing industry. I have served several innovative technology and digital marketing companies, and have assisted with their rollout and structure of a variety of product offerings.

“Logiq’s platforms are uniquely capable of delivering a superior digital marketing solution to providers and consumers alike, and Tom has assembled some of the best minds in the industry to bring it to market. I hope to share my technical experience establishing essential product management structures to Logiq’s innovative eCommerce and fintech solutions.”

Hickman began her career at IBM Corporation as a consultant for its subsidiary, Integrated Systems Solutions Corporation, which provides a broad range of outsourcing services. Hickman was awarded the Technology Excellence Award for the Disney Epcot Innovations Exhibit in Orlando, Florida for her outstanding performance and achievements.

Hickman received her B.A. in Sociology and Social Psychology from Lehigh University and completed the Executive Program for Growth Companies at Stanford University.

About Logiq

Logiq, Inc. (OTCQX: LGIQ) is a U.S.-based leading global provider of eCommerce, mCommerce, and fintech business enablement solutions. Its AppLogiq™ platform-as-a-service enables small- and medium-sized businesses worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. AppLogiq empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable, and highly efficient way. AppLogiq is offered in 14 languages across 10 countries and three continents, including some of the fastest-growing emerging markets in Southeast Asia.

The company’s subsidiary, DataLogiq, provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, including Home Advisor, QuinStreet and Sunrun. Its AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend. The company’s PayLogiq™ offers mobile payments, and GoLogiq™ offers hyper-local food delivery services. For more information about Logiq, go to Logiq.com.

Forward-Looking Disclaimer

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. Logiq cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on Logiq ’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Logiq or its affiliates that any of its plans or expectations will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in Logiq’s business, including, without limitation: the fitness of Logiq’s products and services for a particular application or market, the successful launch and development of Logiq’s partnership with KMSB, including the related pilot programs, expectations of future events, business trends, financial results, and/or business transactions that may not be consummated or realized, as well as other risks described in Logiq’s prior press releases and in its filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Logiq’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Logiq undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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